Registration No.  ________________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                              COMPUDYNE CORPORATION
                              ---------------------
             (Exact name of registrant as specified in its charter)

            Nevada                                             23-15408659
-------------------------------                             -------------------
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                               Identification No.)

       2530 Riva Road, Suite 201
           Annapolis, Maryland                                   21401
----------------------------------------                       ---------
(Address of Principal Executive Offices)                       (Zip Code)

   CompuDyne Corporation 2005 Stock Incentive Compensation Plan for Employees
   --------------------------------------------------------------------------
                            (Full title of the plan)

                            Martin Roenigk, President
                              CompuDyne Corporation
                            2530 Riva Road, Suite 201
                            Annapolis, Maryland 21401
                            -------------------------
                     (Name and address of agent for service)
                                 (410) 224-4415
                     ---------------------------------------
          (Telephone number, including area code, of agent for service)

                                 With a copy to:
                             Brian D. Doerner, Esq.
                     Ballard Spahr Andrews & Ingersoll, LLP
                         1735 Market Street, 51st Floor
                      Philadelphia, Pennsylvania 19103-7599

                         CALCULATION OF REGISTRATION FEE
                         -------------------------------

--------------------------------------------------------------------------------
                                     Proposed     Proposed
Title of                             maximum      maximum
securities         Amount            offering     aggregate       Amount of
to be              to be             price per    offering        registration
registered         registered(1)     share(2)     price(2)        fee
--------------------------------------------------------------------------------
Common Stock,
par value $0.75
per share          4,000,000         $ 5.495       $ 21,980,000    $2,351.90
--------------------------------------------------------------------------------
(1) In addition, pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement shall be deemed to cover an indeterminate number of additional shares of Common Stock issuable in the event the number of outstanding shares of the Company is increased by stock split, reclassification, stock dividend or the like.
(2) Estimated solely for the purpose of calculating the registration fee. In accordance with Rule 457(h), the price shown is based upon the average of the high and low price of the Company's Common Stock on August 9, 2006, as reported on the Nasdaq National Market for the Company's Common Stock.

PART I - INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.           Plan Information

         Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this registration statement (the "Registration Statement") in accordance with Rule 428 under the Securities Act of 1933, as amended (the "Securities Act"), and the Note to Part I of Form S-8.

Item 2.           Registrant Information and Employee Plan Annual Information

         Information required by this Item to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act, and the Note to Part I of Form S-8.

PART II - INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.           Incorporation of Certain Documents by Reference.

         The following documents filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by CompuDyne Corporation (the "Company") or pursuant to the Securities Act are incorporated herein by reference:

          The Company's Current Reports on Form 8-K filed with the SEC on January 3, 2006 (Item 1.01), January 23, 2006 (Item 8.01), May 18,
          2006 (Item 5.02), July 10, 2006 (Item 1.02), July 20, 2006 (Item
          1.01), and July 26, 2006 (Item 8.01);

          The Company's Quarterly Reports on Form 10-Q for the periods ended March 31, 2006 and June 30, 2006; and

          The Company's Annual Report on Form 10-K for this fiscal year ended December 31, 2005.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this Registration Statement and prior to the termination of the offering, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing such documents. Any statement contained herein or in a document incorporated by reference or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is modified or superseded by any other subsequently filed document which is incorporated or is deemed to be incorporated by reference herein. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.           Description of Securities.

         We are currently authorized to issue 15,000,000 shares of common stock, par value $0.75 per share. On June 30, 2006, 8,119,404 shares of our common stock were outstanding and 5,577,347 were reserved for issuance under our stock option plans. An additional 4,000,000 shares of our common stock have been reserved for issuance upon conversion of the Company's 6.25% Convertible Subordinated Notes due in 2011.

         The following summary description of our common stock is qualified in its entirety by reference to our Articles of Incorporation, as amended, and our Bylaws, as amended. A copy of our Articles of Incorporation is filed as Exhibit D to our Definitive Proxy Statement on Schedule 14A filed with the SEC on May 13, 1996 as amended by an Amendment to Articles of Incorporation filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2000. A copy of our Bylaws is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 1996.

Dividends

         Subject to the rights of the holders of preferred stock, if any, the holders of our common stock are entitled to receive dividends and other distributions in cash, stock or property, when, as and if declared by the Board of Directors out of our assets or funds legally available therefor and shall share equally on a per share basis in all such dividends and other distributions.

Voting Rights

         At every meeting of stockholders, every holder of our common stock is entitled to one vote per share. Subject to any voting rights which may be granted to the holders of preferred stock, if any, any action submitted to stockholders is approved if the number of votes cast in favor of such action is equal to or exceeds the number of votes required by the provisions of our Articles of Incorporation or by applicable law, subject to applicable quorum requirements. Our Bylaws provide for action by written consent.

Options

         As of June 30, 2006 we had 1,641,347 options to purchase shares of our common stock outstanding with exercise prices ranging from $1.625 to $16.63 per share.

Miscellaneous

         The holders of our common stock have no cumulative voting rights or preemptive rights and the common stock is not subject to conversion or redemption.

         The transfer agent and registrar with respect to the common stock is StockTrans.

         The rights evidenced by, and amounts payable with respect to, our common stock may be materially limited or qualified by the rights of any preferred stock issued by us in the future. Our preferred stock may be issued from time to time in one or more series with such designations, preferences and rights of the shares of such series and the qualifications, limitations or restrictions thereon, including, but not limited to, dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption and the liquidation preference established by our Board of Directors, without approval of the stockholders, pursuant to the provisions of our Articles of Incorporation, as amended. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control without further action by our stockholders.

Item 5.           Interests of Named Experts and Counsel.

         Not applicable.


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


Item 6.           Indemnification of Directors and Officers.

         Pursuant to the Company's bylaws, and consistent with the Nevada statutes, any Director or officer (or former Director or officer) of the Company who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative except an action by or in the right of the corporation, or who otherwise becomes involved in any legal proceedings (even though not formally a party), by reason, at least in part, of the fact that he is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent (hereinafter "Representative") of another corporation, partnership, joint venture, trust or other enterprise (hereinafter "Enterprise") is entitled to indemnity from the Company for all expenses (including attorney's fees), judgments, fines, penalties, costs, amounts paid in settlement and other payments, actually and reasonably incurred in connection with such threatened, pending or completed action, suit or proceeding. The indemnity, however, applies only if the director or officer acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. If a Director or officer, or a former Director or officer, is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding not only in his capacity as a shareholder or in any other capacity, and there is not a convenient way to separate out expenses incurred in such separate capacities, all of such expenses will be indemnified against by the Company. Additionally, the Board of Directors of the Company may, in its discretion, provide such indemnification for other persons who incur the above-described costs by reason of the fact that they are or were employees or agents of the Company as a Representative of another Enterprise.

         The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith or in a manner which he reasonably believed to be in or not opposed to the best interests of the Company, nor, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

         In the case of an action by or in the right of the Company, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the Company or for amounts paid in settlement to the Company unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

         These provisions are subject, generally, to the detailed provisions of Title 7 of the Nevada General Corporation Law, Section 78.751. In particular, a director, officer, employee or agent of the Company is entitled to indemnification to the extent he is successful on the merits or otherwise in defense of the above-mentioned actions or proceedings.

Item 7.           Exemption from Registration Claimed.

         Not applicable.


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


Item 8.           Exhibits.

         4.1 CompuDyne Corporation 2005 Stock Incentive Compensation Plan for Employees (incorporated by reference to Exhibit B to the Company's Proxy Statement filed on April 29, 2005 for its 2005 Annual Meeting of Shareholders).

         5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

         23.1     Consent of Aronson & Company.

         23.2     Consent of PricewaterhouseCoopers LLP.

         23.3     Consent of Deloitte & Touche, LLP.

         23.4 Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of Exhibit 5).

         24       Power of Attorney (included in signature page).

Item 9.           Undertakings.

         (a)      The Company hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Annapolis, State of Maryland, on August 10, 2006.

                                 COMPUDYNE CORPORATION


                                 By  /s/ Martin Roenigk
                                     ----------------------------------
                                     Martin Roenigk, Chairman of the Board and
                                     Chief Executive Officer

         Each person whose signature appears below in so signing also makes, constitutes and appoints Martin Roenigk and Geoffrey F. Feidelberg, and each of them, his true and lawful attorney-in-fact, with full power of substitution, for him in any and all capacities, to execute and cause to be filed with the Securities and Exchange Commission any and all amendments and post-effective amendments to this Registration Statement, with exhibits thereto and other documents in connection therewith, and hereby ratifies and confirms all that said attorney-in-fact or his substitute or substitutes may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


                   Signature                   Title
                   ---------                   -----

                                        Director, Chairman of the
/s/ Martin Roenigk                      Board and Chief Executive
------------------------------------    Officer (principal executive
Martin Roenigk                          officer)
------------------------------------


/s/ Geoffrey F. Feidelberg              Director, Chief Financial
------------------------------------    Officer and Treasurer
Geoffrey F. Feidelberg                  (principal financial officer)
------------------------------------


/s/ WC Rock                             Vice President of Accounting;
------------------------------------    Corporate Secretary and
WC Rock                                 Controller (controller)
------------------------------------


/s/ Ronald J. Angelone
------------------------------------
Ronald J. Angelone                      Director
------------------------------------


/s/ David W. Clark, Jr.
------------------------------------
David W. Clark, Jr.                     Director
------------------------------------

/s/ Albert R. Dowden
------------------------------------
Albert R. Dowden                        Director
------------------------------------


/s/ Wade B. Houk
------------------------------------
Wade B. Houk                            Director
------------------------------------


/s/ John H. Gutfreund
------------------------------------
John H. Gutfreund                       Director
------------------------------------


/s/ John Michael McConnell
------------------------------------
John Michael McConnell                  Director
------------------------------------

                                  EXHIBIT INDEX

Number    Exhibit
------    -------
4.1 CompuDyne Corporation 2005 Stock Incentive Compensation Plan for Employees (incorporated by reference to Exhibit B to the Company's Proxy Statement filed on April 29, 2005 for its 2005 Annual Meeting of Shareholders).

5 Opinion of Ballard Spahr Andrews & Ingersoll, LLP as to the legality of the securities to be offered.

23.1      Consent of Independent Registered Public Accounting Firm - Aronson &
          Company.

23.2 Consent of Independent Registered Public Accounting Firm - PricewaterhouseCoopers LLP.

23.3 Consent of Independent Registered Public Accounting Firm - Deloitte & Touche, LLP.

23.4      Consent of Ballard Spahr Andrews & Ingersoll, LLP (included as part of
          Exhibit 5).

24        Power of Attorney (included in signature page).